Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2015 Third Quarter Results

MONROVIA, Calif., March. 3, 2015 — AeroVironment, Inc. (NASDAQ: AVAV) today reported financial results for its third quarter ended January 31, 2015.

“During the quarter, our team continued to execute our strategy successfully and we delivered results in-line with our full-year plan, including revenue of $68.4 million and gross profit margin of 39.5 percent,” said Tim Conver, AeroVironment chairman and chief executive officer.  “Equally important was the progress we achieved in key investment areas that will position AeroVironment to enhance value for our stockholders.  We expanded our commercial UAS information services, achieved success demonstrating our initial Switchblade variant and generated additional interest in our tactical missile systems from existing and potential new customers.  In our core business, we were selected as the first of four pathfinder projects for the United States-India Technology Transfer Initiative, launched our TurboDock workplace EV charging solution and delivered Wasp AE systems to the Marine Corps, all of which will position us for continued growth.”

FISCAL 2015 THIRD QUARTER RESULTS

Revenue for the third quarter of fiscal 2015 was $68.4 million, down 1% from third quarter fiscal 2014 revenue of $69.2 million. The decrease in revenue resulted from decreased sales in our Efficient Energy Systems (EES) segment of $1.3 million offset by an increase in sales in our Unmanned Aircraft Systems (UAS) segment of $0.5 million.

Gross margin for the third quarter of fiscal 2015 was $27.0 million, down 0% from third quarter fiscal 2014 gross margin of $27.1 million. The decrease in gross margin was due to lower product margins of $0.5 million offset by higher service margins of $0.4 million. As a percentage of revenue, gross margin remained at 39%.

Income from operations for the third quarter of fiscal 2015 was $5.1 million compared to income from operations for the third quarter of fiscal 2014 of $8.6 million. The decrease in income from operations was a result of lower revenue, resulting in $0.1 million lower gross margin, higher research and development (R&D) expense of $3.3 million and higher selling, general & administrative (SG&A) expense of $0.1 million.

Other expense, net, for the third quarter of fiscal 2015 was $0.1 million compared to other income, net, for the third quarter of fiscal 2014 of $4.9 million.  The third quarter of fiscal 2014 included a $4.7 million increase in fair value of the embedded conversion feature of our convertible bond investment.

During the third quarter of fiscal 2015, we did not have any convertible bond investments.

Net income for the third quarter of fiscal 2015 was $2.3 million compared to net income for the third quarter of fiscal 2014 of $11.2 million.

Earnings per diluted share for the third quarter of fiscal 2015 were $0.10 compared to earnings per diluted share for the third quarter of fiscal 2014 of $0.49.  Earnings per diluted share for the third quarter of fiscal 2015 were not impacted by our equity investment. Earnings per diluted share for the third quarter of fiscal 2014 included an increase of $0.15 per share due to the increase in fair value of the conversion option of our convertible bond investment.

FISCAL 2015 YEAR-TO-DATE RESULTS

Revenue for the first nine months of fiscal 2015 was $172.9 million, down 3% from first nine months fiscal 2014 revenue of $178.2 million. The decrease in revenue resulted from decreased sales in our UAS segment of $6.5 million offset by an increase in sales in our EES segment of $1.2 million.

Gross margin for the first nine months of fiscal 2015 was $58.9 million, down 7% from first nine months fiscal 2014 gross margin of $63.5 million. The decrease in gross margin was due to lower service margins of $5.2 million offset by higher product margins of $0.7 million. As a percentage of revenue, gross margin decreased from 36% to 34%.

Loss from operations for the first nine months of fiscal 2015 was $5.5 million compared to income from operations for the first nine months of fiscal 2014 of $5.5 million. The loss from operations was the result of lower revenue, resulting in a $4.6 million decrease in gross margin, higher R&D expense of $4.9 million and higher SG&A expense of $1.4 million.

Other income, net, for the first nine months of fiscal 2015 was $0.4 million compared to other expense, net, for the first nine months of fiscal 2014 of $0.4 million.  During the first nine months of fiscal 2014, other expense was primarily related to the conversion feature of two convertible bonds that decreased in value. During the first nine months of fiscal 2015, only one bond remained and it was converted into equity securities on August 11, 2014.

Net loss for the first nine months of fiscal 2015 was $4.2 million compared to net income for the first nine months of fiscal 2014 of $5.7 million.

Loss per share for the first nine months of fiscal 2015 was $0.18 compared to earnings per share for the first nine months of fiscal 2014 of $0.25.  Loss per share was reduced by $0.01 per share due to the change in fair value of the conversion option of our convertible bond investment and related sales of stock. Earnings per diluted share for the first nine months of fiscal 2014 included a reduction of $0.03 per share due to the decrease in fair value of the conversion option of our convertible bond investment.

BACKLOG

As of January 31, 2015, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $89.3 million compared to $65.9 million as of April 30, 2014.

FISCAL 2015 — OUTLOOK FOR THE FULL YEAR

For fiscal 2015, the company continues to expect to generate revenue of between $250 million and $270 million and gross profit margin of between 34.5 percent and 37.5 percent at the respective revenue levels.  Planned increases in research and development and business development investments for Tactical Missile Systems, Commercial UAS and Global Observer business areas in fiscal 2015 may largely offset operating profit in the current fiscal year.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the timing and/or amount of government spending, changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, March 3, 2015, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Teresa Covington, interim chief financial officer and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the company’s website, at http://investor.avinc.com. The audio replay will also be available via telephone from Tuesday, March 3, 2015, at approximately 4:30 p.m. Pacific Time through Tuesday, March 10, 2015, at 9:00 p.m. Pacific Time. Dial (855) 859-2056 and enter the passcode 75333022. International callers should dial (404) 537-3406 and enter the same passcode number to access the audio replay.

ABOUT AEROVIRONMENT, INC.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions. The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on-demand, to people engaged in military, public safety and commercial activities around the world. AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets. More information about AeroVironment is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	January 31,	January 25,	January 31,	January 25,
	2015	2014	2015	2014

Revenue:
Product sales	$56,308	$57,041	$141,993	$135,752
Contract services	12,089	12,180	30,934	42,453
	68,397	69,221	172,927	178,205
Cost of sales:
Product sales	32,901	33,193	91,477	85,891
Contract services	8,503	8,976	22,532	28,839
	41,404	42,169	114,009	114,730
Gross margin:
Product sales	23,407	23,848	50,516	49,861
Contract services	3,586	3,204	8,402	13,614
	26,993	27,052	58,918	63,475
Selling, general and administrative	13,268	13,168	40,141	38,711
Research and development	8,577	5,241	24,232	19,292
Income (loss) from operations	5,148	8,643	(5,455)	5,472
Other income (expense):
Interest income	224	197	629	597
Other (expense) income	(284)	4,675	(276)	(1,026)
Income (loss) before income taxes	5,088	13,515	(5,102)	5,043
Provision (benefit) for income taxes	2,763	2,299	(917)	(618)
Net income (loss)	$2,325	$11,216	$(4,185)	$5,661
Earnings (loss) per share data:
Basic	$0.10	$0.50	$(0.18)	$0.25
Diluted	$0.10	$0.49	$(0.18)	$0.25
Weighted average shares outstanding:
Basic	22,890,502	22,321,368	22,856,962	22,278,225
Diluted	23,109,354	22,883,583	22,856,962	22,722,795

AeroVironment, Inc.

Reconciliation of Earnings (Loss) per Share (Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,	January 25,	January 31,	January 25,
	2015	2014	2015	2014
Earnings (loss) per diluted share as adjusted	$0.10	$0.34	$(0.19)	$0.28
Increase (decrease) in fair value of CybAero investment	—	0.15	0.01	(0.03)
Earnings (loss) per diluted share as reported	$0.10	$0.49	$(0.18)	$0.25

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	January 31, 2015	April 30, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,977	$126,969
Short-term investments	77,581	70,639
Accounts receivable, net of allowance for doubtful accounts of $622 at January 31, 2015 and $791 at April 30, 2014	37,834	31,739
Unbilled receivables and retentions	8,345	10,929
Inventories, net	48,799	50,699
Income tax receivable	1,940	6,584
Deferred income taxes	5,217	5,038
Prepaid expenses and other current assets	4,203	4,260
Total current assets	309,896	306,857
Long-term investments	54,575	50,505
Property and equipment, net	16,143	19,997
Deferred income taxes	4,638	6,721
Other assets	1,219	874
Total assets	$386,471	$384,954
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,215	$13,906
Wages and related accruals	12,968	14,083
Customer advances	4,213	2,984
Other current liabilities	10,264	6,762
Total current liabilities	43,660	37,735
Deferred rent	1,336	1,239
Liability for uncertain tax positions	645	3,513
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares — 10,000,000; none issued or outstanding	—	—
Common stock, $0.0001 par value:
Authorized shares — 100,000,000
Issued and outstanding shares — 23,330,876 at January 31, 2015 and 23,176,576 at April 30, 2014	2	2
Additional paid-in capital	147,374	143,648
Accumulated other comprehensive loss	(1,441)	(263)
Retained earnings	194,895	199,080
Total stockholders’ equity	340,830	342,467
Total liabilities and stockholders’ equity	$386,471	$384,954

AeroVironment, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended
	January 31, 2015	January 25, 2014
Operating activities
Net (loss) income	$(4,185)	$5,661
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	6,368	6,799
Provision for doubtful accounts	(101)	269
Deferred income taxes	(202)	(333)
Gain on sale of equity securities	(182)	—
Stock-based compensation	2,714	2,687
Foreign currency losses	361	—
(Increase) decrease in fair value of conversion feature of convertible bonds	(73)	1,032
Tax benefit from exercise of stock options	13	304
Excess tax benefit from stock-based compensation	(343)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,994)	(23,116)
Unbilled receivables and retentions	2,584	2,668
Inventories	1,900	7,120
Income tax receivable	4,644	5,925
Other assets	(76)	662
Accounts payable	2,309	(1,009)
Other liabilities	3,806	(5,197)
Net cash provided by operating activities	13,543	3,472
Investing activities
Acquisitions of property and equipment	(2,326)	(6,751)
Acquisitions of intangible assets	(150)	(750)
Purchases of held-to-maturity investments	(88,737)	(48,247)
Redemptions of held-to-maturity investments	66,158	68,635
Sales of available-for-sale investments	9,498	175
Net cash (used in) provided by investing activities	(15,557)	13,062
Financing activities
Excess tax benefit from exercise of stock options	343	—
Tax withholding payment related to net settlement of equity awards	(36)	—
Exercise of stock options	715	883
Net cash provided by financing activities	1,022	883
Net (decrease) increase in cash and cash equivalents	(992)	17,417
Cash and cash equivalents at beginning of period	126,969	75,332
Cash and cash equivalents at end of period	$125,977	$92,749

Supplemental disclosure:
Unrealized loss (gain) on available-for-sale investments recorded in other comprehensive (loss) income, net of deferred taxes of $785 and $(57), respectively	$1,178	$(87)
Accrued acquisition of intangible assets	$250	$—
Forfeiture of vested stock-based compensation	$23	$—

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended		Nine Months Ended
	January 31,	January 25,	January 31,	January 25,
	2015	2014	2015	2014
Revenue:
UAS	$58,026	$57,491	$142,257	$148,781
EES	10,371	11,730	30,670	29,424
Total	68,397	69,221	172,927	178,205
Cost of sales:
UAS	33,259	33,565	91,849	93,444
EES	8,145	8,604	22,160	21,286
Total	41,404	42,169	114,009	114,730
Gross margin:
UAS	24,767	23,926	50,408	55,337
EES	2,226	3,126	8,510	8,138
Total	26,993	27,052	58,918	63,475
Selling, general and administrative	13,268	13,168	40,141	38,711
Research and development	8,577	5,241	24,232	19,292
Income (loss) from operations	5,148	8,643	(5,455)	5,472
Other income (expense):
Interest income	224	197	629	597
Other (expense) income	(284)	4,675	(276)	(1,026)
Income (loss) before income taxes	$5,088	$13,515	$(5,102)	$5,043

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AeroVironment, Inc.

Steven Gitlin

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ir@avinc.com